As filed with the Securities and Exchange Commission on December 13, 1996

                                                      Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ---------

                              Bob Evans Farms, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                 Delaware                                 31-4421866
     -------------------------------                   -------------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                             3776 South High Street
                              Columbus, Ohio 43207
                                 (614) 491-2225
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)


                                                  With a copy to:
        G. Robert Lucas II, Esq.                  Daniel E. Evans
        Vorys, Sater, Seymour and Pease           Chairman of the Board
        52 East Gay Street                        Bob Evans Farms, Inc.
        P.O. Box 1008                             3776 South High Street
        Columbus, Ohio  43216-1008                Columbus, Ohio  43207
        (614) 464-5691                           (614) 491-2225
     ----------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: December 16, 1996 or as soon as possible after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Prospectus filed as a part of this Registration Statement is a combined prospectus for purposes of Rule 429(b) under the Securities Act and relates to the Form S-3 Registration Statement (Registration Number 33-58443) filed with the Commission on April 5, 1995 as well as this Form S-3 Registration Statement.

                     Index to Exhibits begins at Page II-10
                       (Page 37 as sequentially numbered)

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------

    Title of                      Proposed          Proposed
 each class of      Amount         maximum           maximum        Amount of
 securities to       to be     offering price       aggregate      registration
 be registered    registered    per share(1)    offering price(1)      fee

--------------------------------------------------------------------------------

Common Stock,      2,000,000       $15.75         $31,500,000       $9,545.45
$.01 Par Value

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(1) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $15.75, which price is the average of the high and low sales prices of the shares of Common Stock as reported on the NASDAQ National Market System on December 11, 1996.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                              BOB EVANS FARMS, INC.
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                        2,000,000 shares of Common Stock
                                ($0.01 par value)

      Bob Evans Farms, Inc. (the "Company") is offering to its stockholders, employees of the Company and its subsidiaries and other investors a simple and convenient method to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"), pursuant to a Dividend Reinvestment and Stock Purchase Plan (the "Plan").

      The Plan permits full or partial reinvestment of cash dividends paid on the Common Stock, permits record stockholders to make voluntary cash payments of $10 to $10,000 each month, permits non-stockholder employees to make limited initial purchases ($10 to $10,000) of Common Stock through the Plan and permits other investors to make limited initial purchases ($50 to $10,000) of Common Stock through the Plan. All cash dividends paid on shares of Common Stock held in a Participant's Plan Account are reinvested automatically.

      Shares of Common Stock purchased for Participants' Plan Accounts will be purchased on the open market at current market prices. The Common Stock is listed on The Nasdaq Stock Market. The closing price of the Common Stock on December 11, 1996, on The Nasdaq Stock Market was $15.75.

      This Prospectus relates to shares of Common Stock of the Company available for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

      Residents of Hawaii, Idaho, Maine, Montana, New Hampshire, North Dakota, Oklahoma, Rhode Island, South Dakota, Vermont and any foreign country must be record stockholders to participate in the Plan.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is December ___, 1996.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and executive officers, their compensation and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection and copying at the Commission's Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies can also be obtained by mail from the Commission at prescribed rates. Requests should be directed to the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission; the address of the Commission's Web site is: http://www.sec.gov.

      The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which have been omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied, at the prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above. For further information with respect to the Company and the shares of Common Stock, reference is made to the Registration Statement, including the exhibits thereto.


                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended April 26, 1996; (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 26, 1996; (3) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 25, 1996; and
(4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4 (Registration No. 33-1336) filed with the Commission on November 5, 1986, as updated in any amendment or report filed by the Company for the purpose of updating such description.

      All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus, other than exhibits. Requests for such copies should be made in writing to Judy D. Harrington, Vice President of Stockholder Relations, Bob Evans Farms, Inc., 3776 South High Street, Columbus, Ohio 43207, or by telephone at (614) 491-2225.


                                   THE COMPANY

      The Company is a Delaware corporation incorporated on November 4, 1985. The Company and its subsidiaries own and operate 384 restaurants in 18 states, including Bob Evans Restaurants, Owens Family Restaurants and "small-town" Bob Evans Restaurants. The Company and its subsidiaries also produce fresh and fully cooked sausage products and fresh, deli-style salads which are distributed primarily to grocery stores in the Midwest, Southwest and Southeast. The Company's charcoal products and liquid smoke flavorings are distributed nationally. The principal executive office of the Company is located at 3776 South High Street, Columbus, Ohio 43207. Its telephone number is (614) 491-2225. Additional information concerning the Company and its business activities is contained in the incorporated documents, to which reference is hereby made.


                                    THE PLAN

      The following numbered questions and answers set forth the terms and conditions of the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan. A list of defined terms begins on page 20.

PURPOSE

1.    What is the purpose of the Plan?

      The purpose of the Plan is to provide record stockholders of the Company, employees of the Company and its subsidiaries and other investors with a convenient and economical method of purchasing shares of the Company's Common Stock. Shares of Common Stock credited to and held in a Participant's account under the Plan (a "Plan Account") are referred to as "Plan Shares." All cash dividends payable on whole or fractional Plan Shares will be reinvested automatically. The Company reserves the right to reject any Authorization Form for any reason, including as required by any state securities law.

FEATURES

2.    What are some of the features of the Plan?

     *    Participants   acquire  shares  of  Common  Stock   automatically   by
          reinvesting all or a portion of the dividends payable on their shares of Common Stock and all dividends payable on their Plan Shares.

     * Persons who are not presently stockholders of the Company may purchase Common Stock and become Participants in the Plan by making an Initial Investment of at least $50.

     * Employees of the Company and its subsidiaries who are not presently stockholders of the Company may purchase Common Stock and become Participants in the Plan by making an Initial Investment of at least $10.

     * Participants may purchase additional shares of Common Stock by making Voluntary Cash Payments of not less than $10 per payment and not more than $10,000 per calendar month through check, money order or automatic monthly electronic funds transfer from a predesignated account with a United States financial institution.

     * Employees of the Company and its subsidiaries may purchase additional shares of Common Stock through Payroll Deductions.

     * Shares purchased under the Plan are held in a Plan Account for each Participant, relieving such Participant of responsibility for the safekeeping of stock certificates. Participants may deposit stock certificates into their Plan Accounts for credit as shares held under the Plan, free of charge.

     * Participants may direct the Company to transfer all or a portion of their Plan Shares to the account of another person, at any time and at no cost to the Participants.

     * A statement is mailed to each Participant following each transaction in the Participant's Plan Account.

     * Participants may fully invest their funds under the Plan because the Plan permits fractional interests in a share, as well as whole shares, to be credited to a Plan Account.

     * Participants may request that their Plan Shares be sold, subject to certain restrictions.


ELIGIBILITY

3.    Who is eligible to participate in the Plan?

      Any person or entity, whether or not a stockholder of the Company, is eligible to join the Plan, provided that (a) such person or entity fulfills the prerequisites for participation described under "Participation"; (b) such person or entity is a record stockholder of the Company if such person or entity is a resident of Hawaii, Idaho, Maine, Montana, New Hampshire, North Dakota, Oklahoma, Rhode Island, South Dakota, Vermont and (c) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company or the Participant.

ADMINISTRATION

4.    Who administers the Plan?

      The Company administers the Plan, maintains records, sends statements of their respective Plan Accounts to Participants and performs other duties relating to the Plan. The Company may resign as "Plan Administrator" at any time, in which case the Company will appoint a successor. The Company believes that there are no material risks to the Participants in the Plan which result from the Company rather than a registered broker-dealer or a federally insured financial institution serving as Plan Administrator.

5.    Who purchases Common Stock under the Plan?

      Common Stock for the Plan will be purchased on the open market by or at the direction of a registered broker-dealer acting as agent for the Plan Participants (the "Stock Purchasing Agent"). Neither the Company nor any of its affiliates will exercise any direct or indirect control or influence over the times when, the prices at which, or the manner in which, shares of Common Stock are purchased by the Stock Purchasing Agent. The Company reserves the right to change the Stock Purchasing Agent without notice.

PARTICIPATION

6.    How and when may a person join the Plan?

      (a) A record stockholder may join the Plan at any time after being furnished a copy of the Plan prospectus by completing an Authorization Form and mailing or returning it to:

                  Bob Evans Farms, Inc.
                  Attention:  Stock Transfer Department
                  3776 South High Street
                  Columbus, Ohio  43207
                  Fax:  614-497-4459

Authorization Forms may be obtained by writing to the same address or by telephoning: (614) 492-4952.

      If the Authorization Form is received on or before a Record Date, reinvestment of dividends will commence with the first Common Stock Dividend Payment Date after that Record Date. If the Authorization Form is received after a Record Date, reinvestment of dividends will commence on the Common Stock Dividend Payment Date following the succeeding Record Date. If a Voluntary Cash Payment is included with the Authorization Form and both are received one business day before an Investment Date, the Voluntary Cash Payment will be used by the Stock Purchasing Agent to purchase shares of Common Stock beginning on the Investment Date. If received after that time, the Voluntary Cash Payment will be held and used by the Stock Purchasing Agent to purchase shares of Common Stock beginning on the next Investment Date. See Questions 9 and 14.

      (b) A beneficial stockholder may join the Plan by first becoming a stockholder of record of one or more shares by having beneficially owned shares transferred into his or her own name or by making an Initial Investment. See paragraph (d) below.

      (c) Employees of the Company and its subsidiaries not presently owning shares may join the Plan at any time after being furnished a copy of the Plan prospectus, by completing and returning to the Company (Attention: Stock Transfer Department) an Authorization Form and making an Initial Investment in the form of a check or money order in an amount of not less than $10 nor more than $10,000. Employees may also join the Plan by completing a Payroll Deduction Authorization Form. See Questions 7, 10, 11 and 18.

      (d) Persons not presently owning shares of Common Stock may join the Plan at any time after being furnished a copy of the Plan prospectus, by completing and returning to the Company (Attention: Stock Transfer Department) an Authorization Form and making an Initial Investment in the form of a check or money order in an amount of not less than $50 nor more than $10,000. See Questions 7, 10 and 11.

      Once in the Plan, a person remains a Participant until participation is discontinued. See Question 24.

      Authorization Forms, Automatic Monthly Deduction Forms and Payroll Deduction Authorization Forms will be provided upon request to the Company in writing or by telephone.

7.    What does the Authorization Form provide?

      The Authorization Form authorizes the Company to enroll a stockholder in the Plan, to forward dividends on specified shares and any Voluntary Cash Payments to the Stock Purchasing Agent to purchase Common Stock, and to cause shares of Common Stock to be held in the Participant's Plan Account pursuant to the Plan. The Authorization Form must indicate how the Participant wishes to participate in the Plan. The following options are available:

      (a) Full Dividend Reinvestment and Voluntary Cash Payments. Dividends on all shares of Common Stock registered in the name of the Participant are used to purchase additional shares of Common Stock, as are dividends on all shares which are subsequently acquired by the Participant and registered in the same name(s). Dividends on all shares held in the Plan Account are also used to purchase additional shares of Common Stock. The Participant is eligible to make Voluntary Cash Payments which will be used to purchase Common Stock.

      (b) Partial Dividend Reinvestment and Voluntary Cash Payments. Dividends on only the number of shares of Common Stock specified on the Authorization Form are used to purchase additional shares of Common Stock. Dividends on all shares held in the Plan Account are also used to purchase additional shares of Common Stock. The Participant is eligible to make Voluntary Cash Payments which will be used to purchase Common Stock.

      (c) Voluntary Cash Payments Only. The Company will continue to pay dividends directly to the Participant on shares registered in his or her name. Any Voluntary Cash Payments received and dividends on all shares held in the Plan Account will be used to purchase additional shares of Common Stock.

      Dividends will be reinvested automatically on the shares designated on the Authorization Form and on all shares in the Plan Account until the Participant specifies otherwise or withdraws from the Plan or the Plan is terminated. See Questions 23, 24 and 38.

8.    How does a Participant change his or her method of participation?

      A Participant may change his or her method of participation at any time by completing a new Authorization Form and returning it to the Company (Attention:
Stock  Transfer  Department).  Changes will become  effective at the next Record
Date.

VOLUNTARY CASH PAYMENTS

9.    When and by whom may Voluntary Cash Payments be made?

      Voluntary Cash Payments may be made by any Participant at any time. If received by the Company one business day before an Investment Date, Voluntary Cash Payments will be invested by the Stock Purchasing Agent beginning on that Investment Date. No interest will be paid on Voluntary Cash Payments held pending investment. The same amount of money need not be sent in each Voluntary Cash Payment and there is no obligation to make Voluntary Cash Payments on a regular basis. A Voluntary Cash Payment may not be less than $10 per payment and may not exceed a total of $10,000 in any calendar month. Payments of less than $10 and all amounts in excess of the $10,000 monthly total will be returned to the Participant.

      Voluntary Cash Payments must be in United States dollars, payable to "Bob Evans Farms, Inc.", and must be good funds for immediate deposit. Payment may be by check or money order, or by automatic deduction on a monthly basis from a United States financial institution account. See Question 18. All Voluntary Cash Payments received by the Company will be transmitted to a segregated escrow account maintained for the benefit of Plan Participants at a bank by the opening of business on the next business day if received before noon on a particular day and by noon of the next business day if received after noon on a particular day. Amounts received by the Company one business day before an Investment Date will be invested by the Stock Purchasing Agent beginning on that Investment Date. Amounts received after the Investment Date will be held for purchase of Common Stock by the Stock Purchasing Agent beginning on the next Investment Date. No interest will be paid on Voluntary Cash Payments held pending investment. The investment of a Voluntary Cash Payment may be stopped by notifying the Company (Attention: Stock Transfer Department) in writing, provided that the written communication is received by the Company not later than 48 hours before the Investment Date to which it applies. However, no refund of a check or money order will be made until the funds have been actually received by the Company.

INITIAL INVESTMENTS

10.   How are Initial Investments made?

      Initial Investments must be in an amount of at least $50 ($10 in the case of non-stockholder employees of the Company and its subsidiaries), paid in the form of a check or money order, and must be included with a completed Authorization Form and returned to the Company (Attention: Stock Transfer Department) at the address listed on the Authorization Form. All Initial Investments received by the Company will be transmitted to a segregated escrow account maintained for the benefit of Plan Participants at a bank by the opening of business on the next business day if received before noon on a particular day and by noon of the next business day if received after noon on a particular day.

11.   When will Initial Investments be invested?

      Initial Investments must be received by the Company one business day before an Investment Date to be invested by the Stock Purchasing Agent starting on that Investment Date. Otherwise, the Initial Investment will be held and invested by the Stock Purchasing Agent starting on the next Investment Date. Upon a Participant's written request received by the Company (Attention: Stock Transfer Department) at least 48 hours prior to the applicable Investment Date, an Initial Investment will be returned to the Participant. However, no refund of a check or money order will be made until the funds have been actually received by the Company. See Question 14.

SOURCE OF SHARES--PURCHASE PRICES--INVESTMENT DATESOURCE OF SHARES--PURCHASE PRICES--INVESTMENT DATE

12.   What is the source of shares purchased under the Plan?

      Shares purchased under the Plan will be purchased on the open market. The Stock Purchasing Agent has full discretion as to all matters relating to open market purchases of Common Stock, including determination of the broker or brokers to be used, the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which shares are purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions) and the persons (including brokers and dealers) from or through whom such purchases are made. None of the Company, any affiliate of the Company or any Participant will have any authority or power to direct the time or price at which or the manner in which shares may be purchased, or the selection of the broker or dealers through or from whom purchases are to be made.

13.   What is the Purchase Price of shares purchased under the Plan?

      The Purchase Price of shares purchased on the open market will be determined from the average purchase price of such shares.

14.   When will shares be purchased under the Plan?

      Shares will be purchased by the Stock Purchasing Agent beginning on the Investment Date, which (i) for Voluntary Cash Payments and Initial Investments is the 1st and the 15th day of each month (or the following business day if the 1st or the 15th is not a business day) except that during a dividend record date month, the Investment Date will be only the 1st day of the month, and (ii) for dividends is the Common Stock Dividend Payment Date. This is true in both cases unless the Common Stock is not traded on The Nasdaq Stock Market on those days, in which case the Investment Date will be the next day on which the Company's Common Stock is traded. Purchases will begin on the Investment Date and will be completed no later than 30 days from such Date except where completion at a later date is necessary or advisable under any applicable securities laws. In any event, monies representing Voluntary Cash Payments, Initial Investments or dividends, as appropriate, to be invested on behalf of a Participant will be returned to the Participant if shares have not been purchased: (a) within 35 days of receipt of Voluntary Cash Payments or Initial Investments or (b) within 30 days of the applicable Common Stock Dividend Payment Date for dividend reinvestments. No interest will be paid on Voluntary Cash Payments, Initial Investments or dividends so returned to Participants.

      For Voluntary Cash Payments and Initial Investments received one business day before an Investment Date, purchases by the Stock Purchasing Agent will begin on the Investment Date immediately following receipt. Otherwise, they will be held for investment by the Stock Purchasing Agent beginning on the next Investment Date.

15.   How many shares will be purchased?

      The number of shares purchased will depend on the amount of dividends received on the shares the Participant has specified on his or her Authorization Form, the amount of dividends received on shares credited to his or her Plan Account, the amount of Voluntary Cash Payments, if any, the amount of the Initial Investment, if any, and the price of the shares determined as provided in Question 13. Each Participant's Plan Account will be credited with that number of shares, including any fractional interest in a share, equal to the total amount to be used to purchase shares for that Participant divided by the Purchase Price per share paid to acquire shares for that Investment Date.

      Neither a Participant nor a person making an Initial Investment may direct the Stock Purchasing Agent to purchase a specific number of shares.

PLAN ACCOUNTS

16.   When will shares be credited to Plan Accounts under the Plan?

      Shares will be credited to Plan Accounts as of the day the Purchase Price for all shares to be purchased has been determined.

AUTOMATIC MONTHLY INVESTMENT

17. What is the Automatic Monthly Investment feature of the Plan and how does it work?

      Participants may make Voluntary Cash Payments of not less than $10 per payment nor more than a total of $10,000 during a calendar month by means of a monthly automatic electronic funds transfer ("Automatic Monthly Investment") from a predesignated account with a United States financial institution.

      To initiate Automatic Monthly Investments, a person must already be a Participant with a Plan Account and must complete, sign and return to the Company (Attention: Stock Transfer Department) an Automatic Monthly Deduction Form with a voided blank check for the account from which funds are to be drawn. Automatic Monthly Deduction Forms may be obtained from the Company. Forms will be processed and will become effective as promptly as practicable.

      Once Automatic Monthly Investment is initiated, funds will be drawn from the Participant's designated financial institution account on the second business day preceding the first Investment Date of each month, and will be invested by the Stock Purchasing Agent in Common Stock beginning on that Investment Date.

      Participants may change the amount of their Automatic Monthly Investments by completing and submitting to the Company (Attention: Stock Transfer Department) a new Automatic Monthly Deduction Form. To be effective with respect to a particular Investment Date, however, the new Automatic Monthly Deduction Form must be received by the Company at least ten business days preceding that Investment Date. Otherwise, the change will be effective the following month. Participants may terminate their Automatic Monthly Investments by notifying the Company (Attention: Stock Transfer Department) in writing.

PAYROLL DEDUCTIONS

18.   What is the Payroll Deduction feature of the Plan and how does it work?

      Employees of the Company and its subsidiaries may make Voluntary Cash Payments to their Plan Accounts of not less than $5 per pay period by means of Payroll Deductions, except that any employee who has made a hardship withdrawal from the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan is prohibited, for a period of twelve months from the date of the hardship withdrawal, from participating in the Initial Investments, Payroll Deductions and Voluntary Cash Payments features of the Plan.

      To initiate Payroll Deductions, an employee must complete a Payroll Deduction Authorization Form and return it to the Company (Attention: Stock Transfer Department). Forms will be processed and will become effective as promptly as practical.

      Once an employee has begun Payroll Deductions, the funds represented by such Payroll Deductions will be invested as Voluntary Cash Payments to the employee's Plan Account and invested as outlined in Question 14 above.

      An employee may increase, decrease or cease his or her Payroll Deductions at any time by giving written notice to the Company's Payroll Department and by completing a new Payroll Deduction Authorization Form indicating the changes.

      Ceasing Payroll Deductions or terminating employment with the Company and its subsidiaries WILL NOT terminate a Plan Account. Dividends will continue to be reinvested and the Participant may continue to make Voluntary Cash Payments as outlined in Question 9 above.

EXPENSES TO PARTICIPANTS

19. Are there any expenses to Participants in connection with participation and purchases under the Plan?

      The Company will pay most costs of administering the Plan. In addition, the Company will pay any brokerage commissions and service charges related to shares purchased under the Plan. Participants requesting that the shares of Common Stock credited to their Plan Accounts be sold on the open market will be required to pay all brokerage commissions with respect to any shares of Common Stock sold. The latest schedule of applicable brokerage commissions may be obtained from the Company.

TRANSFERRING SHARES--WITHDRAWING SHARES--TERMINATING PARTICIPATION

20. May a Participant assign or transfer to another person all or a part of his or her shares held under the Plan?

      Yes. If a Participant wishes to change the ownership of all or part of his or her shares held under the Plan through gift, private sale or otherwise, the Participant may effect the transfer by mailing a properly completed and executed Transfer of Stock Form to the Company (Attention: Stock Transfer Department). Transfers of less than all of a Participant's shares must be made in whole share amounts. No fraction of a share may be transferred unless a Participant's entire Plan Account is transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirements of a Medallion signature guarantee. Transfer of Stock Forms are available upon request from the Company.

21. If Plan Shares are transferred to another person, will the Company issue a stock certificate to the transferee?

      No. Shares transferred will continue to be held under the Plan. A Plan Account will be opened in the name of the transferee, if he or she is not already a Participant, and the transferee will automatically be enrolled in the Plan. If the transferee is not already a Participant, the donor may make a reinvestment election for the transferee at the time of the gift. If no reinvestment election is made, all dividends on shares transferred to the transferee's Plan Account will be reinvested under the terms of the Plan. The transferee may change the reinvestment level after the gift has been made as described in Question 7 above.

22.   How will a transferee be advised of his or her ownership?

      The transferee will receive a statement showing the number of shares transferred to, and held in, his or her Plan Account.

23. May a Participant withdraw shares in his or her Plan Account without terminating participation in the Plan?

      A Participant may at any time withdraw any number of whole shares held in his or her Plan Account, without terminating the Plan Account, by furnishing a written request to the Company (Attention: Stock Transfer Department). The request must indicate the number of whole shares to be withdrawn and must be signed by all joint owners. A signature guarantee is not required. A certificate for shares withdrawn will be issued to the Participant without charge within 30 days of the Company's receipt of the request therefor from the Participant. A certificate for any fractional interest in a share will not be issued under any circumstances, and the fractional interest will continue to be held in the Participant's Plan Account.

      Dividends on shares distributed from the Plan may be reinvested under the Plan by the stockholder. A new Authorization Form must be completed to cover these shares, however, unless reinvestment of dividends on all shares of Common Stock held of record is currently authorized or the total number of shares held of record, including the distributed shares, is equal to or less than the number currently authorized.

24.   How and when may a Participant terminate participation in the Plan?

      A Participant may terminate participation in the Plan by notifying the Company (Attention: Stock Transfer Department) in writing at any time up to a Record Date. Any Voluntary Cash Payment which had been sent to the Company will be invested unless return of the amount is expressly requested in the request for termination and the request is received by the Company at least 48 hours prior to the Investment Date applicable to that Voluntary Cash Payment. Within 30 days of receipt of a request for termination of participation in the Plan, whole shares in the Participant's Plan Account will be withdrawn and issued in certificate form as described in Question 23, or at his or her request, sold by the Company as described in Question 28. A sale may, but need not, be made by purchase of the Participant's Plan Shares for the Plan Accounts of other Participants and any such transaction will be deemed to have been made at the then current market price on the date of sale. Alternatively, the Plan Shares may be sold by the Stock Purchasing Agent and the proceeds, less brokerage commissions, will be remitted to the Participant by the Company. In every case of termination, the Participant's interest in a fractional share will be adjusted in cash at the prevailing market value of the Company's Common Stock at the time.

25.   May  a  Participant   stop   reinvestment  of  dividends  on  shares  in
      certificate form and still remain in the Plan?

      Yes. A Participant who elects to stop the reinvestment of dividends paid on shares held in certificate form may leave shares held under the Plan in his or her Plan Account. Dividends paid on shares left in the Plan Account will continue to be used to purchase additional shares. The Participant may also continue to make Voluntary Cash Payments.

26.   What happens in the event of death?

      In the event of death, a Participant's Plan Account will continue and dividends will continue to be reinvested until the Company receives instructions from the duly authorized representative of the Participant's estate. Please contact the Company for additional information and assistance.

27.   When may a former Participant rejoin the Plan?

      Generally, a former Participant may rejoin the Plan at any time. However, the Company reserves the right to reject any Authorization Form from a previous Participant on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

28.   Can shares in the Plan Account be sold?

      Yes. A Participant may request the Company to cause the Stock Purchasing Agent to sell any number of shares held in his or her Plan Account. However, a fractional share will not be sold unless all shares, including any fractional share held in the Plan Account, are sold. Sale of shares will be made on the first Friday after receipt of the sale request unless the request is received between the ex-dividend payment date and the Common Stock Dividend Payment Date, at the then prevailing market price. A request to sell which is received between the ex-dividend payment date and the Common Stock Dividend Payment Date will be sold on the first Friday following the Common Stock Dividend Payment Date, at the then prevailing market price. A request to sell all shares, whole and fractional, will be considered a termination of participation in the Plan.
Directors or executive officers of the Company and certain directors or executive officers of its subsidiaries who are participating, however, are not permitted to sell shares through the Plan and must withdraw their shares from their Plan Accounts in order to make a sale.

29.   What does it cost to have the Stock Purchasing Agent sell shares?

      If the Stock Purchasing Agent sells the shares, the selling Participant will be charged for the related brokerage commissions. The Participant will receive from the Company the net cash proceeds of the sale after the brokerage commissions are deducted.

30. Is there any advantage to a Participant in selling shares through the Plan, rather than requesting certificates and making an individual sale in the open market?

      There may be an advantage in having the Stock Purchasing Agent sell shares for a Participant, since a share sale request may be combined with other such requests if there are any at that time. In that event, the brokerage commissions for all such transactions will be prorated over all shares sold, and may result in lower selling costs per share chargeable to the selling Participants.

      SELLING PARTICIPANTS SHOULD BE AWARE THAT THE COMMON STOCK PRICE MAY FALL DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY THE COMPANY, AND THE ULTIMATE SALE. THIS RISK SHOULD BE EVALUATED BY THE PARTICIPANT AND IS A RISK TO BE BORNE SOLELY BY THE PARTICIPANT.

CERTIFICATES FOR SHARES--ACCOUNTS--REPORTS--SAFEKEEPING

31.   Will certificates be delivered to Participants for shares purchased?

      Certificates for shares purchased under the Plan will not automatically be delivered to Participants. The Company will credit the shares to each
Participant's Plan Account. The number of shares in the Plan Account will be shown on the Participant's statement of Plan Account. This procedure protects Participants against loss, theft or destruction of stock certificates.

      Certificates   for  any  number  of  whole  Plan  Shares   credited  to  a
Participant's Plan Account will be issued at any time upon a Participant's written request to:

                        Bob Evans Farms, Inc.
                        Attention:  Stock Transfer Department
                        3776 South High Street
                        Columbus, Ohio  43207
                        Fax:  614-497-4459

The Company will normally process such requests within two weeks. Any remaining whole Plan Shares and fractions of a Plan Share will continue to be held in the Participant's Plan Account. Certificates for fractions of a Plan Share will not be issued under any circumstances.

      Shares credited to a Participant's Plan Account may not be pledged. A Participant who wishes to pledge his or her Plan Shares must request that certificates for the shares be issued in the Participant's name as described above.

32. In whose name will Plan Accounts be maintained and certificates registered when issued?

      Plan Accounts will be maintained in the name or names of the Participants. Unless otherwise specified, certificates for Participants will be registered in the names set forth on the statement for the Plan Account. If a Participant wishes to have certificates issued in any other manner, the Participant should contact the Company for further instructions.

33.   What reports and other information will be sent to Participants?

      After each Common Stock Dividend Payment Date, a statement of Plan Account will be sent to each Participant. A Plan Account statement will also be sent after each optional purchase of shares and after each sale of shares on behalf of a Participant. Statements will show cumulative transactions for the calendar year. These statements provide a record of the price of purchase or sale and should be retained for tax purposes. The Company will also provide each Participant copies of any amendments to the Plan and the same communications as any other stockholder, including annual reports, quarterly reports, notices of annual meetings, proxy statements and income tax information for reporting dividends paid and proceeds from Plan Shares sold.

34.   May certificates held by Participants be deposited in the Plan?

      Participants may deposit for safekeeping with the Company certificates for shares of Common Stock now or hereafter registered in their names for credit under the Plan. There is no charge for this custodial service and, by making the deposit, a Participant is relieved of the responsibility for loss, theft or destruction of the certificate. However, the Participant bears the risk of loss in sending certificates to the Company. Therefore, it is recommended that certificates be sent to the Company by registered mail, return receipt requested and properly insured. Certificates should not be endorsed. Whenever certificates are issued to a Participant, either upon request or upon termination, new, differently numbered certificates will be issued. Dividends on shares represented by certificates deposited with the Company will be reinvested.

OTHER INFORMATION

35.   How are a Participant's Plan Shares voted?

      All Plan Shares are voted in the same manner as shares of Common Stock registered in a Participant's own name. Participants will receive proxy materials from the Company for each stockholder meeting, including a proxy statement and a form of proxy covering all Plan Shares credited to the Participant's Plan Account and all shares of Common Stock registered in the Participant's own name as of the record date for the meeting. Plan Shares may also be voted in person at the meeting in the same manner as shares of Common Stock registered in the Participant's own name.

36. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

      Any stock dividends or stock splits with respect to Common Stock distributed by the Company on shares in a Participant's Plan Account will be added to that Account. Stock dividends or split shares distributed on shares of Common Stock not held in the Plan will be mailed directly to the Participant in the same manner as to stockholders who are not participating in the Plan.

      A Participant's entitlement in a regular rights offering will be based upon the Participant's total whole share holdings, including whole shares held in the Plan Account.

37. What is the responsibility of the Company and the Stock Purchasing Agent under the Plan?

      Neither the Company nor the Stock Purchasing Agent (nor any of their respective agents, representatives, employees, officers or directors), in administering the Plan, shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate a Participant's Plan Account prior to written notice of termination from the Participant or upon a Participant's death prior to receipt by the Company of notice in writing of such death along with the appropriate legal documentation, or with respect to the prices or times at which shares of Common Stock are purchased or sold for Participants or fluctuations in the market value of the Company's Common Stock. Notwithstanding the foregoing, liability will not be so limited for violations of the federal securities laws.

      EACH PARTICIPANT SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE STOCK PURCHASING AGENT CAN INSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

38.   May the Plan be amended, suspended or terminated?

      The Company reserves the right to amend, suspend or terminate the Plan at any time. To the extent practicable, any such event will be announced to Participants at least 30 days prior to its effective date, and any amendment will be deemed to be accepted by Participants who do not withdraw prior to the effectiveness of the amendment.

      The Company also reserves the right to suspend the Plan, without notice, for limited periods of time (not to exceed 90 days in any case) during or in anticipation of public offerings of the Company's Common Stock, or pending the filing by the Company with the Commission of any report or statement pursuant to
Section 13, 14 or 15(d) of the Exchange Act, or pending any proposed amendment of or supplement to this Prospectus or to the Registration Statement of which this Prospectus is a part, or which may be deemed advisable for any other reason. If any such suspension continues for longer than 15 days, the Company will return to Participants, within 5 business days of the determination that a suspension will continue for longer than 15 days, any monies received from Participants but not applied. In any event, monies representing Voluntary Cash Payments, Initial Investments or dividends, as appropriate, to be invested on behalf of Participants will be returned to Participants if shares have not been purchased: (a) within 35 days of receipt of Voluntary Cash Payments or Initial Investments or (b) within 30 days of the applicable Common Stock Dividend Payment Date for dividend reinvestments. No interest will be paid on any monies so returned to Participants. The Company will advise Participants when a suspension of the Plan is terminated.

      If the Plan is terminated, each Participant will receive (1) a certificate for all whole Plan Shares in the Participant's Plan Account or a book entry position if then being utilized, (2) a check representing the market value of any fractional Plan Share in the Participant's Plan Account and (3) any uninvested Voluntary Cash Payments held in the Participant's Plan Account.

DEFINITIONS

      The following terms are used in the questions and answers that describe the Plan.

      "Authorization Form" means the form used to indicate election to participate in the Plan. It may be obtained from the Company. Question 7.

      "Automatic Monthly Investment" means an amount of not less than $10 per month nor more than a total of $10,000 per calendar month by means of a monthly automatic electronic funds transfer from a predesignated account with a United States financial institution to the Company for purchase of shares of Common Stock under the Plan. Question 17.

      "Automatic Monthly Deduction Form" means the form used by a Participant to initiate Automatic Monthly Investments. It may be obtained from the Company. Question 17.

      "Common Stock" means the Company's Common Stock, $0.01 par value.

      "Common Stock Dividend Payment Date" means the date established by the Company's Board of Directors on which a Common Stock dividend is payable, usually March 1, June 1, September 1, and December 1. Question 14.

      "Company" means Bob Evans Farms, Inc.

      "Initial Investment" means a payment of at least $50 and not more than $10,000 by a person that is not a stockholder of record (a payment of at least $10 and not more than $10,000 in the case of a non-stockholder employee) to purchase Common Stock and become a Participant. Question 10.

      "Investment Date" means the 1st and the 15th day of each month (or the following business day if the 1st or the 15th is not a business day) and each Common Stock Dividend Payment Date, provided that if the Common Stock is not traded on The Nasdaq Stock Market on that day, the next day that it is traded. Question 14.

      "Participant" means a person or entity that has joined the Plan and for whom a Plan Account has been established. Question 3.

      "Payroll Deduction Authorization Form" means the form used to indicate election by an employee of the Company or of one of its subsidiaries to make Payroll Deductions. It may be obtained from the Company. Question 18.

      "Payroll Deductions" means Voluntary Cash Payments made by employees of the Company and its subsidiaries to their Plan Accounts by means of payroll deductions of not less than $5 per pay period. Question 18.

      "Plan" means the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan.

      "Plan Account" means an account maintained for a Participant by the Company. Question 1.

      "Plan Shares" means shares of Common Stock credited to and held in a Plan Account. Question 1.

      "Purchase Price" means the average price paid to purchase shares of Common Stock on the open market. Question 13.

      "Record Date" means the date established by the Company's Board of Directors for determination of ownership of shares of Common Stock for payment of dividends. Question 6.

      "Stock Purchasing Agent" means the registered broker-dealer which will purchase Common Stock for the Plan on the open market. The Stock Purchasing Agent must qualify as an "agent independent of the issuer" for purposes of Rule 10b-18 promulgated under the Exchange Act.

      "Transfer of Stock Form" means the form used by a Participant to make a gift or transfer. It may be obtained from the Company. Question 20.

      "Voluntary Cash Payment" means a cash payment of not less than $10 per payment and not more than a total of $10,000 per calendar month made by check or money order to the Company for the purchase of shares of Common Stock under the Plan. Question 9.


                         FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief summary of some of the principal federal income tax considerations applicable as of the date of this Prospectus to participation in the Plan.

      In general, Participants in the Plan will have the same federal income tax consequences with respect to dividends as stockholders not participating in the Plan. A Participant will be treated for federal income tax purposes as having received on each Common Stock Dividend Payment Date a dividend equal to the full amount of the cash dividends payable on both the shares registered in the Participant's own name and the Participant's Plan Shares, even though the amount of dividends reinvested is not actually received in cash but instead is applied to the purchase of Common Stock for the Participant's Plan Account. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by the Company on a Participant's behalf is to be treated as a distribution to the Participant which is subject to income tax in the same manner as dividends. The sum of those amounts becomes the Participant's cost basis for those shares of Common Stock.

      Each employee of the Company and its subsidiaries who purchases shares of Common Stock through Payroll Deductions will recognize the same amount of compensation income (wages) for federal income tax purposes as such employee would have recognized had he or she not purchased Common Stock through Payroll Deductions, even though the amount of Payroll Deductions is not paid to the employee in cash but instead is applied to the purchase of Common Stock for the employee's Plan Account.

      A Participant who makes an Initial Investment or a Voluntary Cash Payment to the Plan is not treated for federal income tax purposes as having received income by virtue of the purchase of Common Stock with the Initial Investment or Voluntary Cash Payment. The Participant's cost basis in any shares purchased with Initial Investments or Voluntary Cash Payments will be the cost of the shares, including any brokerage commissions paid by the Company on the Participant's behalf.

      Each statement of account (see Question 33) will show the price per share to the Participant of Common Stock purchased with reinvested dividends, Initial Investments and Voluntary Cash Payments. That price, which will include the brokerage commissions paid by the Company on behalf of the Participant on Plan purchases of Common Stock, is the federal income tax cost basis to the Participant of Common Stock acquired under the Plan. The statement of account also will show the date on which Common Stock purchased under the Plan was credited to the Participant's Plan Account. A Participant's holding period for Common Stock purchased under the Plan generally will begin on the date following the date on which Common Stock is credited to the Participant's Plan Account.

      Information forms (Forms 1099-DIV) will be mailed to Plan Participants each year and will set forth the taxable dividends and brokerage commissions reportable for federal income tax purposes. These dividends and brokerage commissions must be reported on the Participant's federal income tax return.

      Reinvested dividends are not subject to withholding unless (a) a Participant fails to give the Participant's Social Security or Tax Identification Number to the Company, (b) the Internal Revenue Service notifies the Company that the Participant is subject to tax withholding, or (c) the Participant fails to certify, under penalties of perjury, that the Participant is not subject to backup withholding if such certification is required. If a Participant is a stockholder whose dividends are subject to tax withholding, the Company will apply toward the purchase of Plan Shares an amount equal to the dividends being reinvested less the amount of tax required to be withheld. The Participant's statement of account will indicate the amount of tax withheld.

      A Participant will not recognize any taxable income upon receipt of a certificate for whole shares of Common Stock credited to the Participant's Plan Account, whether upon request for such a certificate, upon the Participant's termination of a Plan Account or upon termination of the Plan. However, a Participant may recognize a gain or loss upon receipt of a cash payment for whole shares or a fractional share credited to a Plan Account when that account is terminated by the Participant, when shares credited to the Plan Account are sold or when the Plan is terminated. A gain or loss may also be recognized upon a Participant's disposition of Common Stock received from the Plan. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional shares and the cost basis of the shares. Generally, gain or loss recognized on the disposition of Common Stock acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss.

      PARTICIPANTS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS AND POTENTIAL CHANGES IN THE APPLICABLE LAW AS TO ALL FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX MATTERS IN CONNECTION WITH THE REINVESTMENT OF DIVIDENDS AND PURCHASES OF COMMON STOCK UNDER THE PLAN, THE PARTICIPANT'S COST BASIS AND HOLDING PERIOD FOR COMMON STOCK ACQUIRED UNDER THE PLAN AND THE CHARACTER, AMOUNT AND TAX TREATMENT OF ANY GAIN OR LOSS REALIZED ON THE DISPOSITION OF COMMON STOCK.


                                 INDEMNIFICATION

      Article ELEVENTH of the Certificate of Incorporation, as amended, of the Company limits the liability of directors to the extent permitted by the General Corporation Law of Delaware. Article ELEVENTH provides that no director or former director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except in the instance of (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

      Section 7 of Article VII of the By-Laws of the Company provides that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware. Under Section 145 of the Delaware General Corporation Law, directors, officers and other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) is mandated by the Delaware General Corporation Law. Advancement of such expenses (i.e., payment prior to a determination on the merits) is permissive only and such person must repay such expenses if it is ultimately determined that he or she is not entitled to indemnification.

      The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


                                 USE OF PROCEEDS

      Shares of Common Stock to be acquired by Participants under the Plan will be provided through open-market purchases and the Company will not receive any proceeds therefrom.


                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Vorys, Sater, Seymour and Pease, 52 East Gay Street, Columbus, Ohio 43215. G. Robert Lucas II, a director of the Company, is a partner in such firm. As of November 25, 1996, members of Vorys, Sater, Seymour and Pease and attorneys employed thereby, together with members of their immediate families, beneficially owned an aggregate of approximately 10,728 shares of Common Stock.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended April 26, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                TABLE OF CONTENTS

                                                                           Page

AVAILABLE INFORMATION........................................................2

DOCUMENTS INCORPORATED BY REFERENCE..........................................2

THE COMPANY..................................................................3

THE PLAN.....................................................................3

      Purpose................................................................4
      Features...............................................................4
      Eligibility............................................................5
      Administration.........................................................5
      Participation..........................................................6
      Voluntary Cash Payments................................................8
      Initial Investments....................................................9
      Source of Shares--Purchase Prices--Investment Date.....................9
      Plan Accounts.........................................................11
      Automatic Monthly Investment..........................................11
      Payroll Deductions....................................................11
      Expenses to Participants..............................................12
      Transferring Shares--Withdrawing Shares--Terminating Participation....12
      Certificates for Shares--Accounts--Reports--Safekeeping...............16
      Other Information.....................................................17
      Definitions...........................................................19

FEDERAL INCOME TAX CONSEQUENCES.............................................20

INDEMNIFICATION.............................................................22

USE OF PROCEEDS.............................................................23

LEGAL MATTERS...............................................................23

EXPERTS.....................................................................24


      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than those to which it relates in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time after its date or that there has been no change in the business or affairs of the Company since the date hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

      The following is an itemized statement of expenses in connection with the issuance and distribution of the securities to be registered, all of which will be borne by the Company:

      Securities and Exchange Commission
        registration fee........................    $ 9,545.45
      State securities registration
        fees....................................    $        0
      Printing expenses.........................    $   25,000*
      Legal fees and expenses...................    $    5,000*
      Accounting fees...........................    $    3,500*
      Miscellaneous expenses....................    $    2,000*
                                                      --------
      Total.....................................    $45,045.45*
                                                      ========
-------------------
      *Estimated

Item 15.....Indemnification of Directors and Officers.

            Article ELEVENTH of the Certificate of Incorporation, as amended, of the Company limits the liability of directors to the extent permitted by the General Corporation Law of Delaware. Article ELEVENTH provides:

            No director or former director of this Company shall be personally liable to this Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
            (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

            Section 102(b)(7) of the Delaware General Corporation Law permits the Company to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            Section 7 of Article VII of the By-Laws of the Company provides that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware. Section 145 of the Delaware General Corporation Law governs indemnification by a corporation and provides as follows:

            (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (k) The Court of Chancery is hereby vested with exclusive jurisdic-tion to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

            The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 16.....Exhibits.

            The exhibits filed pursuant to this Item immediately follow the Index to Exhibits beginning at page II-10 (page 37 as sequentially numbered).



                 Exhibit Number           Description
                 --------------           -----------

                     4(a) Certificate of Incorporation of the Company (in particular, Articles FOURTH,
                                      TENTH, TWELFTH and THIRTEENTH)

                     4(b)             Certificate of Amendment of
                                      Certificate of Incorporation
                                      of the Company dated
                                      August 26, 1987

                     4(c)             Certificate of Adoption of
                                      Amendment to Certificate of
                                      Incorporation of the Company
                                      dated August 9, 1993

                     4(d)             Restated Certificate of
                                      Incorporation of Registrant

                                      By-Laws of the Company (in
                     4(e) particular, Sections 5 and 8 of Article II, Sections 1 and
                                      14 of Article IV and Article
                                      VIII)

                     5                Opinion of Vorys, Sater,
                                      Seymour and Pease, counsel to
                                      Bob Evans Farms, Inc.

                     23(a)            Consent of Ernst & Young LLP

                     23(b)            Consent of Vorys, Sater,
                                      Seymour and Pease, counsel to
                                      Bob Evans Farms, Inc.

                     24               Powers of Attorney



Item 17.    Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or

      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 2nd day of December, 1996.

                                    BOB EVANS FARMS, INC.


                                    By:________________________________
                                       Daniel E. Evans, Chairman of the
                                       Board (Principal Executive Officer)




                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel E. Evans and Donald J. Radkoski, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                     Date
---------                     -------                   ------

_______________________        Chairman of the           December 2, 1996
Daniel E. Evans                Board, Chief
                               Executive Officer,
                               Secretary and
                               Director (Principal
                               Executive Officer)


_______________________        Director                  December 2, 1996
Larry C. Corbin


_______________________        Director                  December 2, 1996
Daniel A. Fronk


_______________________        Director                  December 2, 1996
Cheryl L. Krueger


_______________________        Director                  December 2, 1996
G. Robert Lucas II


_______________________        Director                  December 2, 1996
Stewart K. Owens


_______________________        Director                  December 2, 1996
Robert E. H. Rabold


_______________________        Director                  December 2, 1996
Robert S. Wood


_______________________        Group Vice President      December 2, 1996
Donald J. Radkoski             - Finance Group and
                               Treasurer (Chief
                               Financial Officer and
                               Chief Accounting Officer)

                                INDEX TO EXHIBITS


   Exhibit No.          Description                          Page No.
   -----------          -----------                          --------

        4(a)          Certificate of                   Incorporated herein
                      Incorporation of Bob             by reference to the
                      Evans Farms, Inc. (in            Annual Report on Form
                      particular, Articles             10-K for the fiscal
                      FOURTH, TENTH, TWELFTH           year ended April 24,
                      AND THIRTEENTH)                  1987 of Bob Evans
                                                       Farms, Inc. (File No.
                                                       0-1667 [Exhibit 3(a)]

        4(b)          Certificate of                   Incorporated herein
                      Amendment of                     by reference to the
                      Certificate of                   Annual Report on Form
                      Incorporation of Bob             10-K for the fiscal
                      Evans Farms, Inc. dated          year ended April 28,
                      August 26, 1987                  1989 of Bob Evans
                                                       Farms, Inc. (File No.
                                                       0-1667) [Exhibit 3(b)]

        4(c)          Certificate of Adoption          Incorporated herein
                      of Amendment to                  by reference to the
                      Certificate of                   Annual Report on Form
                      Incorporation of Bob             10-K for the fiscal
                      Evans Farms, Inc. dated          year ended April 29,
                      August 9, 1993                   1994 of Bob Evans
                                                       Farms, Inc. (File No.
                                                       0-1667) [Exhibit 3(c)]

        4(d)          Restated Certificate of          Incorporated herein
                      Incorporation of                 by reference to the
                      Registrant                       Annual Report on Form
                                                       10-K for the fiscal
                                                       year ended April 29,
                                                       1994 of Bob Evans
                                                       Farms, Inc. (File No.
                                                       0-1667) [Exhibit 3(d)]

        4(e)          By-Laws of Bob Evans             Incorporated herein
                      Farms, Inc. (in                  by reference to the
                      particular, Sections 5           Annual Report on Form
                      and 8 of Article II,             10-K for the fiscal
                      Sections 1 and 14 of             year ended April 24,
                      Article III and Article          1987 of Bob Evans
                      VIII)                            Farms, Inc. (File No.
                                                       0-1667) [Exhibit 3(b)]

   Exhibit No.          Description                          Page No.
   -----------          -----------                          --------

        5             Opinion of Vorys,                Pages 39 and 40
                      Sater, Seymour and
                      Pease, counsel to Bob
                      Evans Farms, Inc.

        23(a)         Consent of Ernst &               Page 41
                      Young LLP

        23(b)         Consent of Vorys,                Filed as part of
                      Sater, Seymour and               Exhibit 5
                      Pease, counsel to Bob
                      Evans Farms, Inc.

        24            Powers of Attorney               Page II-8
                                                       (Page 35 sequentially
                                                       numbered)